                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

ZAPME! ACQUIRES eFUNDRAISING.COM

LEADING ONLINE FUNDRAISING SOLUTION JOINS AMERICA'S LARGEST EDUCATION BROADBAND INTERNET MEDIA NETWORK TO EXPAND STUDENTS' OPPORTUNITIES FOR SUCCESS

SAN RAMON, CALIF., APRIL 3, 2000--ZapMe! Corporation (Nasdaq: IZAP), the leading provider of quality technology and online educational content to schools and communities nationwide, today announced it has signed an agreement to acquire eFundraising.com Corporation, a leading online fundraising solution for schools and community programs. By integrating eFundraising.com into its broadband Internet media network, ZapMe! expects to enable schools, students, educators and parents to more safely and effectively raise the funds schools need to excel.

         "Fundraising has become increasingly important for schools and the millions of students who attend them. eFundraising.com's platform streamlines this process, offering schools and students a powerful tool to more easily and safely raise the money they need to thrive," said Rick Inatome, president and CEO of ZapMe!. "We are excited to bring eFundraising.com's innovative fundraising services to the many schools already using ZapMe!'s educational Internet media network to help their students plan for success."

         eFundraising.com has organized and automated over 8,000 fundraising campaigns, raising in excess of $60 million since the company was founded in 1991. Rather than having to sell items door-to-door, campaign participants raise money easily and safely worldwide through online and offline outreach to family, friends and other school supporters they know. eFundraising.com orchestrates an online fundraising campaign to potential supporters asking them to visit a personalized Web page of the school or class that lists over 1,000 products, including magazines, chocolates, gifts and CDs. This fundraising platform allows schools to earn from 40 to 50 percent of the revenues generated from the campaign.

                                   --more--

                                             ZAPME! ACQUIRES eFUNDRAISING.COM/2

         "We are very excited to enter into this agreement with ZapMe!, the leader in online educational content and quality technology to schools," said Eric Aubertin, president of eFundraising.com. "The potential for giving to schools and other charitable causes online is an estimated $170 billion, yet still largely untapped. Combining ZapMe!'s network with our unique fundraising platform represents a giant business and public service opportunity."

         While the potential for giving to schools and charitable causes via the Internet is large, it is still largely unused, according to a study released by Craver, Mathews, Smith & Co., a direct marketing and fundraising firm. The study reports that 25 percent of American adults -- or 50 million people -- are online and say they give time or money to social causes. Of that group, 66 percent say that they have heard little or nothing from charities about opportunities to participate online, with only about seven percent having given online.

         The transaction is expected to close in the second quarter of 2000. Consideration will be in the form of a combination of cash and securities totaling approximately $10.6 million. Additional consideration of approximately $7.0 million may be due upon achievement of certain financial milestones in future years. The transaction will be recorded using the purchase method of accounting.

ABOUT ZAPME! CORPORATION

         ZapMe!, the leading provider of quality technology and online educational content to schools and communities nationwide, has built America's largest Internet media network specializing in education.

         ZapMe! is dedicated to bridging the digital divide and closing the technology gap in schools by providing students with access to the latest technology and educational resources they need to succeed in the digital age. High-performance computer labs with satellite broadband capabilities provide safe, high-speed delivery of aggregated educational web content--including 13,000 pre-selected, indexed educational sites--and make the ZapMe!(TM) netspace the premier interactive educational medium and provide a powerful learning experience to middle and high school students, educators and parents across the country. ZapMe! (WWW.ZAPME.COM) is located in San Ramon, Calif. For more information, please call 925-543-0300.

                                    --more--

                                             ZAPME! ACQUIRES eFUNDRAISING.COM/3

ABOUT EFUNDRAISING.COM

Established as Universal Fundraising Group in 1991,
                  eFundraising.com Corporation is now a
                  leading figure in the fundraising industry and, with its Web site, eFundraising.com, is a North American pioneer in online fundraising for schools and community groups. It is a member of the Association of Fund Raisers and Direct Sellers.

# # #

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. SOME INFORMATION INCLUDED IN THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING. SUCH FORWARD-LOOKING INFORMATION INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES THAT COULD AFFECT ANTICIPATED RESULTS IN THE FUTURE AND, ACCORDINGLY, THESE RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. FOR A DESCRIPTION OF ADDITIONAL RISKS AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

PRESS CONTACTS FOR ZAPME! CORPORATION
Juleen Murray, ZapMe! Corporation, 925-543-9239, JMURRAY@ZAPME.COM
Timothy Rodrigues, Niehaus Ryan Wong, Inc., 650-827-7087, TIMOTHY@NRWPR.COM Bill Bourdon, Niehaus Ryan Wong, Inc., 650-827-7072, BBILL@NRWPR.COM


ZAPME! IS A TRADEMARKS OF ZAPME! CORPORATION. ALL OTHER NAMES OF TRADEMARKS OF THEIR RESPECTIVE COMPANIES.